U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K
                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported):  September 24, 2004
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                           HIENERGY TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE            0 - 32093              91-2022980
         ----------           ---------              ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)


         1601-B ALTON PARKWAY, UNIT B
              IRVINE, CALIFORNIA                          92606
     ----------------------------------------           ---------
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
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         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 9.01. OTHER EVENTS

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

New Counsel

HiEnergy Technologies, Inc. (OTCBB: HIETE) (the "Company"), announced today that it has engaged the law firm of Wilmer Cutler Pickering Hale and Dorr LLP to serve as its counsel to advise the Company in connection with the current and pending investigation with the Securities and Exchange Commission.

Symbol Change

HiEnergy Technologies, Inc. (OTCBB: HIETE) announced that because it has not yet filed its quarterly report on Form 10-QSB for the fiscal period ended July 31, 2004 ("Quarterly Report") with the Securities and Exchange Commission ("SEC"), making it delinquent in its periodic reporting requirements under the Securities Exchange Act of 1934 ("Echange Act"), the designated trading symbol for it common shares has been changed from "HIET" to "HIETE".

Pursuant to National Association of Securities Dealers ("NASD") OTC Bulletin Board Eligibility Rules, the common shares of HiEnergy Technologies can continue to be traded under the new symbol, and HiEnergy Technologies will have a grace period of 30 calendar days, beginning on the date the symbol change notification appeared on the OTCBB Daily List, which was September 22, 2004, to make our filing and be deemed compliant. Accordingly, upon receipt by the NASD of notification that HiEnergy Technologies has filed the Quarterly Report within the applicable grace period, the "E" would be removed. Conversely, if the NASD receives no notification that HiEnergy Technologies is compliant, upon expiration of the applicable grace period, our common shares would be removed from trading on the OTC Bulletin Board.

HiEnergy Technologies delayed filing its Quarterly Report due to the restatement of its financial results for the fiscal years ended April 30, 2002 and 2003. Management is working diligently to complete the oustanding reports and to comply with all applicable provisions of the Exchange Act. Management believes, but cannot guarantee, the filings described above will be made prior to the expiration of the grace period described above.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

(b) Attached hereto as Exhibit 99.1 is a press releases issued by the Company on September 22, 2004 as to the appointment on new counse; and on September 24, 2004, relating to the symbol change and filing status, as reported.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HIENERGY TECHNOLOGIES, INC.


September 24, 2004                 By: /s/ Bogdan C. Maglich
--------------------               -----------------------------------
(Date)                             Name: Bogdan C. Maglich,
                                   Chief Executive Officer, Chairman of the
                                   Board, President and Treasurer